                                                                   Exhibit 10.17


                             STOCKHOLDERS AGREEMENT

                  This STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of August 25, 1999, by and among Jupiter Partners II L.P. ("Jupiter"), PCA International, Inc. a Delaware corporation (the "Company"), NationsBridge, L.L.C. ("NationsBridge") and The Chase Manhattan Bank ("Chase" and, together with NationsBridge, the "Investment Banks") (each Investment Bank, together with its successors and assigns, being a "Tag-Along Investor" and, col1ectively, the "Tag-Along Investors"). The shares of Common Stock, $.20 par value per share, of the Company issued pursuant to the exercise of warrants (the "Warrants") issued under the Warrant Agreement, dated August 25, 1999, by and between the Company and United States Trust Company of New York (together with securities convertible or exchangeable therefor, the "Common Stock") now owned and hereafter acquired by the Tag-Along Investors, together with any securities exercisable for or convertible into or exchangeable for shares of Common Stock, are sometimes referred to herein as the "Shares" (it being understood that all securities exercisable for or convertible into or exchangeable for shares of Common Stock shall be treated on any date as if they had been exercised, converted or exchanged into Common Stock on that date and shall be deemed to represent the number of shares of Common Stock that would be issued upon such exercise, conversion or exchange). Capitalized terms that are used but not defined herein have the meanings assigned to them in the Bridge Loan Agreement referred to below.

                                    RECITALS

                  WHEREAS, the Company, the Administrative Agent, the Guarantors, the Arranger and the Lenders referred to therein have entered into a Bridge Loan Agreement, dated as of August 25, 1998 (as amended, restated or otherwise modified from time to time, the "Bridge Loan Agreement"), providing for certain bridge loans to be made by the Lenders thereunder to the Company (the "Bridge Loans").

                  WHEREAS, the Company has issued the Warrants to purchase 5.0% of its Common Stock in blank to United States Trust Company of New York, as Escrow Agent under that certain Escrow Agreement, dated as of August 25, 1999, among United States Trust Company of New York, the Company, the Guarantors, NationsBridge and Chase (the "Escrow Agreement") to be held pursuant to the terms of the Escrow Agreement as required by the Bridge Loan Agreement.

                  WHEREAS, the Investors desire to enter into this Agreement for the purpose of regulating certain aspects of the Tag-Along Investors' relationships with regard to each other and the Company in connection with their ownership of the Shares.

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Tag-Along Investors agree as follows:

                  Section 1. Tag-Along Right. With respect to any proposed transfer, sale or other disposition (each, a "proposed transfer") of Common Stock by Jupiter to a person other than an Affiliate of Jupiter, which Affiliate assumes all of the obligations of Jupiter hereunder with respect to such shares of Common Stock (such other person being hereinafter referred to as the "proposed purchaser"), each Tag-Along Investor shall each have the right (the "Tag-Along Right") to require the proposed purchaser to purchase all or any portion of such Tag-Along Investor's Pro Rata Allocation (as defined below) of the shares Common Stock proposed to be transferred simultaneously with consummating the proposed transfer. A Tag-Along Investor's "Pro Rata Allocation" of the number of Shares proposed to be transferred in any proposed transfer shall equal the total number of shares of Common Stock proposed to be transferred by Jupiter multiplied by a fraction the numerator of which is the total number of Shares held by such Tag-Along Investor and the denominator of which is the total number of shares of Common Stock held by Jupiter and the Tag-Along Investors. Any Shares purchased from Tag-Along Investors pursuant to this Section 1 shall be purchased at the same price per Share and upon the same terms and conditions as such proposed transfer by Jupiter, it being agreed, however, that such terms and conditions shall not include the making of any representations and warranties, indemnities or other similar agreements other than representations and warranties with respect to title of the Shares being sold and authority to sell such Shares and indemnities related thereto ("Title Representations"). Jupiter shall, not less than 20 nor more than 60 business days prior to each proposed transfer, notify, or cause to be notified, each Tag-Along Investor in writing of each such proposed transfer. Such notice (the "Transfer Notice") shall set forth: (i) the name of the transferor and the number and description of shares of Common Stock proposed to be transferred,
(ii) the name and address of the proposed purchaser, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed purchaser, (iv) each Tag-Along Investor's Pro Rata Allocation of the shares of Common Stock proposed to be transferred and (v) that the proposed purchaser has been informed of the Tag-Along Right provided for in this Section 1 and has agreed to purchase shares of Common Stock in accordance with the terms hereof. Jupiter hereby agrees not to transfer any shares of Common Stock, directly or indirectly, in a manner that would be inconsistent with the essential intent of this Section 1. For purposes of this Section 1, any transfer of an equity interest of an entity that was formed for the purpose of acquiring shares of Common Stock shall be deemed to be a transfer of the shares of Common Stock owned by such entity.

                  The Tag-Along Right may be exercised by any Tag-Along Investor by delivery of a written notice to Jupiter proposing to sell Shares (the "Tag-Along Notice") within 10 business days following its receipt of the Transfer Notice. The Tag-Along Notice shall state the number of Shares (the "Tag-Along Shares") that such Tag-Along Investor proposes to include in such transfer to the proposed purchaser, which number of Shares shall not exceed such Tag-Along Investor's Pro Rata Allocation of the shares of Common Stock proposed to be transferred. Delivery of the Tag-Along Notice by any Tag-Along Investor shall constitute an agreement by such Tag-Along Investor to sell, on the terms and conditions specified in the Transfer Notice, the Tag-Along Shares to the proposed purchaser specified in the Transfer Notice. In the event that the proposed purchaser does not purchase the "Tag-Along Shares from the Tag-Along Investors on the same terms and conditions as specified in the Transfer Notice, then Jupiter shall not be permitted to sell any shares of Common Stock to the proposed purchaser in the proposed transfer. If no Tag-Along Notice is received during the 15-business day period referred to above, Jupiter shall have the right thereafter, prior to the expiration of 180 days from the date of the Transfer Notice, to transfer the shares of Common Stock specified in the Transfer Notice (or a portion thereof) on terms and conditions no more favorable than those stated in the Transfer Notice and in accordance with the provisions of this Section 1; provided that Jupiter shall have proceeded to consummate such transaction as soon as reasonably practicable in good faith.

                  The Company agrees not to effect any transfer of Shares by Jupiter and to instruct the transfer agent for the Common Stock not to effect any such transfer of Shares, until the Company and the transfer agent have received evidence reasonably satisfactory to it that the Tag-Along Right, if applicable to such transfer, has been complied with.

                  Section 2. Miscellaneous.

                  (a) Legend. Jupiter, the Company and the Tag-Along Investors agree that each certificate representing shares of Common Stock shall bear the following legend until such time as the same is no longer applicable:

                  "THE SHARES OF COMMON STOCK OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF, AND ARE ENTITLED TO THE BENEFITS SET FORTH IN, A STOCKHOLDERS AGREEMENT, DATED AUGUST 25, 1999, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY. THE COMPANY WILL FURNISH A COPY OF SUCH STOCKHOLDERS AGREEMENT TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

                  (b) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns. Shares sold following the procedures set forth in Section 1 shall no longer be subject to any of the provisions of this Agreement.

                  (c) Specific Performance, Etc. Each Tag-Along Investor, in addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Jupiter and each of the Tag-Along Investors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (d) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK.

                  (e) Interpretation. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

                  (f) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by facsimile or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

                  (i)  If to Jupiter, at:

                       Jupiter Partners II L.P.
                       30 Rockefeller Plaza, Suite 4525
                       New York, New York  10112
                       Attention:  Terry Blumer
                       Facsimile No.:  (212) 332-2828

                       with copies to:

                       Paul, Weiss, Rifkind, Wharton & Garrison
                       1285 Avenue of the Americas
                       New York, New York  10019
                       Attention:  Richard Borisoff, Esq.
                       Facsimile No.:  (212) 757-3990

                  (ii) If to a Tag-Along Investor, at:

                       Its address as shown in the stock register of the Company

                       with copies to:

                       Latham & Watkins
                       885 Third Avenue, Suite 1000
                       New York, New York 10022
                       Attention:  Kirk A. Davenport, Esq.
                       Facsimile No.:  (212) 751-4864

                  (g) Recapitalizations, Exchange, Etc. Affecting the Company's Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise that may be issued in respect of, in exchange for, or in substitution of the Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

                  (h) Inspection and Compliance with Law. Copies of this Agreement will be available for inspection or copying by any Investor at the offices of the Company through the Secretary of the Company. The Company shall take all reasonable action to insure that the provisions of New York Law relating to agreements similar to this Agreement are promptly complied with.

                  (i) Counterparts. This Agreement may be executed in one or more counterparts, by the original parties hereto and any successor in interest, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

                  (j) Termination. This Agreement shall terminate and cease to be of any further force or effect (i) on the eighth anniversary of the date hereof or (ii) upon the return to the Company of all Shares held in escrow pursuant to the Escrow Agreement.

                  (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.

                             PCA INTERNATIONAL, INC.


                             By: /s/ Bruce Fisher
                                 ----------------------------------------------
                                 Name:  Bruce Fisher
                                 Title:  Chief Financial Officer

                             Accepted and agreed to:


                             NATIONSBRIDGE, L.L.C.


                             By: /s/ L.E. [??]
                                 ----------------------------------------------
                                 Name:
                                 Title:


                             THE CHASE MANHATTAN BANK

                             By: /s/ Kathryn A. Duncan
                                 ----------------------------------------------
                                 Name:  Kathryn A. Duncan
                                 Title: Vice President

                             JUPITER PARTNERS II L.P.

                             By:  Ganymede LLC, its general partner


                             By:  /s/ [??]
                                  ---------------------------------------------
                                  Name:
                                  Title: